Exhibit 32.1
Chief Executive Officer’s Certification required under Section 906 of Sarbanes-Oxley Act of 2002
In connection with the quarterly report of Capital Bank Financial Corp. (the “Company”) on Form 10-Q for the period ended June 30, 2016, as filed with the Securities and Exchange Commission (the “Report”), I, R. Eugene Taylor, Chief Executive Officer, certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (1) this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date:	July 29, 2016	/s/ R. Eugene Taylor
R. Eugene Taylor Chairman and Chief Executive Officer
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Capital Bank Financial Corp. and will be retained by Capital Bank Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.